UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01. Regulation FD Disclosure Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2011, the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) was expanded to seven directors, and the Board appointed Dominic DeMarco as a Class A Director to fill the resulting vacancy on the Board. Accordingly, Mr. DeMarco’s current term will expire at the Company’s 2012 annual meeting of stockholders. Mr. DeMarco also has been appointed to serve on the Compensation Committee of the Company’s Board of Directors and will be permitted to attend and observe meetings of the Audit Committee and the Nominating Committee. The Board has determined that Mr. DeMarco satisfies the requirements for independence set forth in Marketplace Rule 4200(a)(15) of the Nasdaq National Market’s listing standards.

Mr. DeMarco, 40, currently serves as Director, Co-Chief Investment Officer and Chief Compliance Officer for Stadium Capital Management, LLC (“Stadium Capital”), an investment advisory firm. Mr. DeMarco joined Stadium Capital in 1999 as an Associate. Prior to that, he was an Associate at Goldman Sachs Group, where he evaluated corporate, high yield and mortgage-backed debt, as well as derivatives for large institutional investors. Also at Goldman, Mr. DeMarco assisted in the structuring of corporate debt and derivative transactions on behalf of Canadian corporate and government entities. Mr. DeMarco is a graduate of Stanford University and the Stanford University Graduate School of Business.

There are no arrangements or understandings between Mr. DeMarco and any other person(s) pursuant to which he was selected as a director. However, Stadium Capital requested that the Company consider Mr. DeMarco for appointment to the Board. Stadium Capital’s affiliated funds have been shareholders of the Company since 2006 and, taken together, are the Company’s largest current shareholder.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. DeMarco, or members of his immediate family, had or will have a direct or indirect material interest.

Concurrently with his appointment to the Board, Mr. DeMarco was granted options to purchase 10,000 shares of the Company’s common stock at a price of $7.56 per share. The options were issued under the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release regarding the appointment of Mr. DeMarco on October 25, 2011. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated October 25, 2011, issued by Big 5 Sporting Goods Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)
Date: October 26, 2011
/s/ Barry D. Emerson

Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer